Exhibit 99-1

Form 3 — Joint Filer Information

Name: Address:	MetLife Investors USA Insurance Company* 10 Park Avenue, Morristown, New Jersey 07962

Designated Filer:	Thomas C. Hoi Assistant Secretary Metropolitan Life Insurance Company

Issuer & Ticker Symbol:	Kayne Anderson MLP Investment Company (“KYN”)
Date of Event Requiring Statement:	November 4, 2009

Signature: /s/ Thomas C. Hoi
                  Thomas C. Hoi, Assistant Secretary

Name: Address:	MetLife Insurance Company of Connecticut* 10 Park Avenue, Morristown, New Jersey 07962

Designated Filer:	Thomas C. Hoi Assistant Secretary Metropolitan Life Insurance Company

Issuer & Ticker Symbol:	Kayne Anderson MLP Investment Company (“KYN”)
Date of Event Requiring Statement:	November 4, 2009

Signature: /s/ Thomas C. Hoi
                  Thomas C. Hoi, Assistant Secretary

Name: Address:	MetLife Reinsurance Company of Charleston* 10 Park Avenue, Morristown, New Jersey 07962

Designated Filer:	Thomas C. Hoi Assistant Secretary Metropolitan Life Insurance Company

Issuer & Ticker Symbol:	Kayne Anderson MLP Investment Company (“KYN”)
Date of Event Requiring Statement:	November 4, 2009

Signature: /s/ Thomas C. Hoi
                  Thomas C. Hoi, Assistant Secretary

*Metropolitan Life Insurance Company as a direct purchaser of 4.56% Series M Senior Unsecured Notes due November 4, 2014 in the aggregate amount of $34,000,000, MetLife Investors USA Insurance Company, MetLife Insurance Company of Connecticut and MetLife Reinsurance Company of Charleston as direct owner/purchasers of $10,000,000, $1,000,000 and $15,000,000, respectively, by Metropolitan Life Insurance Company, the indirect owner and investment manager.